Exhibit 10(r)

EMERSON ELECTRIC CO.
2011 STOCK OPTION PLAN
(as Amended and Restated Effective October 1, 2012)

1. Purpose of the Plan. The Emerson Electric Co. 2011 Stock Option Plan (the "Plan") is intended as an incentive to, and to encourage ownership of the stock of Emerson Electric Co. ("Company") by, key employees of the Company, its subsidiaries, or any other entity in which the Company has a significant equity or other interest as determined by the Committee (such other entities hereinafter referred to as "affiliates"). It is intended that certain options granted hereunder will qualify as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended (the "Code") ("Incentive Stock Options") and that other options granted hereunder will not be Incentive Stock Options.

2. Stock Subject to the Plan.

(a) Stock Available For Delivery Upon Exercise of Options and Stock Appreciation Rights ("SARs"). Twenty million (20,000,000) shares of the Common Stock of the Company ("Common Stock") have been allocated to the Plan and will be reserved for delivery upon exercise of options or SARs granted under the Plan. This number is subject to adjustment under Section 16. The maximum number of shares for which options or SARs may be granted to a participant under this Plan during any calendar year shall be 1,000,000.

(b) Reservation of Shares. The Company will allocate and reserve in each fiscal year a sufficient number of shares of its Common Stock for issuance upon the exercise of options or SARs granted under the Plan. The Company may, in its discretion, use shares held in the Treasury or authorized but unissued shares of Common Stock for the Plan.

(c) Determination of Shares.

(i) Any shares covered by an award (or portion of an award) granted under the Plan which is forfeited or canceled (whether because of a failure to meet an award contingency or condition or otherwise) or expires shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan. Shares subject to awards granted under the Plan through the settlement, assumption or substitution of outstanding awards, or through obligations to grant future awards, as a condition of the Company acquiring another entity (“Acquisition Options” or “Acquisition SARs”) shall not reduce the maximum number of shares available for delivery under the Plan.

(ii) Any shares withheld for tax withholding obligations shall be deemed to have been delivered to the option holder for purposes of determining the maximum number of shares available for delivery under the Plan. If any option is exercised by tendering shares of Common Stock, either actually or by proof of ownership, to the Company as full or partial payment in connection with the exercise of an option under this Plan, the full number of shares for which the option is exercised shall be deemed delivered to the option holder for purposes of determining the maximum number of shares available for delivery under the Plan. Any shares that are repurchased by the Company on the open market or in private transactions will not be added to the aggregate number of shares available for delivery under the Plan, even if the aggregate price paid for such repurchased shares does not exceed the cumulative amount received in cash by the Company for the exercise of options or issuance of awards granted under the Plan. The full number of shares for which an SAR is exercised shall be deemed to have been delivered to an SAR holder for purposes of determining the maximum number of shares available for delivery under the Plan.

(iii) In no event shall more than twenty million (20,000,000) shares be available for granting Incentive Stock Options.

3. Administration. The Plan shall be administered by the Committee referred to in Section 4 (the "Committee"). Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options and SARs shall be granted and the number of shares to be subject to each option or SAR. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's (or any affiliate's) success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option and SAR agreements (which need not be identical) and to make all other determinations which the Committee believes necessary or advisable for the proper administration of the Plan. The Committee's determinations on matters relating to the Plan shall be final and conclusive on the Company and all participants. The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company (the "CEO") the authority to determine the individuals to whom, and the time or times at which and terms upon which, options and SARs shall be granted and the number of shares to be subject to each option or SAR; provided, however, that the Committee may not delegate such authority to the CEO with respect to employees of the Company who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 as amended (the "1934 Act").

4. The Committee. The Committee shall consist of two or more non-employee directors as defined in Rule 16b-3 under the 1934 Act or any successor Rule. In the event the Committee shall no longer meet the qualification requirements set forth above, the Board of Directors of the Company shall appoint a new committee to administer the Plan, whose members shall cause the committee to qualify under the transaction approval requirements of Rule 16b-3. The Committee shall have the authority to appoint a subcommittee whose members qualify as "outside" directors under Section 162(m) of the Code and the regulations thereunder, to grant and otherwise administer awards under the

Plan to the extent required to meet the requirements of Section 162(m) of the Code and the regulations thereunder.

5. Eligibility. The Committee's powers and authority to award options (including Incentive Stock Options) and SARs include, but are not limited to, selecting individuals who are key employees of the Company, its subsidiaries or its affiliates, provided, that Incentive Stock Options may only be awarded to key employees of the Company or its subsidiaries.

6. Option Prices. The purchase price of the Common Stock under each option shall not be less than 100% of the fair market value of the stock at the time of the granting of the option. Such fair market value shall generally be considered to be the closing price of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape for the day the option is granted; provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate if such closing price is not available.

7. Payment of Option Prices. The purchase price is to be paid in full upon the exercise of the option, (i) in cash, (ii) by the tender either actually or by proof of ownership to the Company of shares of the Common Stock of the Company, owned by the optionee and registered in the optionee's name or held for the optionee's benefit by a registered holder, having a fair market value equal to the cash exercise price of the option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, or (iii) by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided, however, that no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option or an employee stock purchase plan described in Section 423 of the Code, unless (i) such shares have been held by the optionee for at least one (1) year and (ii) at least two (2) years have elapsed since such option was granted. The optionee may facilitate the exercise of an option, in lieu of directly paying the option price in cash or shares owned by the optionee, through the sale of a portion of such shares by a third party, other than the Company, in accordance with the rules and procedures adopted by the Committee. The cash proceeds from sales by the Company of stock subject to option are to be added to the general funds of the Company and used for its general corporate purposes. The shares of Common Stock of the Company received by the Company as payment of the option price are to be added to the shares of the Common Stock of the Company held in its Treasury. Upon exercise of an option which is not an Incentive Stock Option by an optionee who is a reporting person under Section 16(a) of the 1934 Act, the Company shall, as required by applicable law, withhold sufficient shares to satisfy the Company's obligation to withhold for federal and state taxes on such exercise, provided that prior to such exercise, the Committee may approve in advance an alternative method of withholding. Upon exercise of an option which is not an Incentive Stock Option by an optionee who is not a reporting person under Section 16(a) of the 1934 Act, the Committee may, in its discretion, in lieu of withholding cash otherwise payable to such person, withhold sufficient shares to satisfy the Company's obligation to withhold for federal and state taxes on such exercise.

8. Option Amounts. The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Section 6 hereof) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed the amount specified in Section 422(d) of the Code.

9. Exercise of Options.

(a) The term of each option shall be not more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in Section 10 or 11 hereof. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in Sections 10 or 11 hereof, no option may be exercised at any time unless the optionee is then an employee of the Company, its subsidiaries or affiliates and has been so engaged or employed continuously since the granting of the option, and provided further that all options, other than an Acquisition Option or as provided in Sections 9, 10 or 11 hereof, must become exercisable over a period of three years or longer. The holder of an option shall have none of the rights of a stockholder with respect to the shares subject to option until such shares shall be issued to such holder upon the exercise of the option.

(b) Notwithstanding the foregoing, in the event of a Change of Control (as hereinafter defined) all options shall become fully exercisable if:

(i) the Committee shall determine that options granted under the Plan have not been appropriately assumed by the acquirer, or

(ii) the Committee determines that the options granted under the Plan have been appropriately assumed by the acquirer, but within two years following such Change of Control (X) the optionee is involuntarily terminated other than for cause, (Y) the optionee's compensation, title, duties or responsibilities are substantially reduced or adversely affected, or (Z) the optionee is required to relocate as a condition to continued employment.

(c) Without limiting the generality of the Committee's discretion in determining whether the options are being appropriately assumed, the Committee shall have the authority to determine that options granted under the Plan are being appropriately assumed if the terms of the options remain substantially the same except that (i) following the Change of Control each option shall become exercisable for the consideration received by the holder of one share of Common Stock pursuant to such Change of Control, or, (ii) if such consideration does not consist solely of shares of the acquirer's common stock, each option becomes exercisable for an amount of the acquirer's common stock equal in fair value to the consideration received by the holder of one share of Common Stock in such Change of Control.

(d) If prior to an expected Change of Control the Committee determines that it is likely that the options granted under the Plan will be appropriately assumed by the acquirer, the Committee shall have the authority to devise procedures allowing for such assumption as it shall determine to be appropriate. If prior to an expected Change of Control the Committee determines that it is not likely that the options granted under the Plan will be appropriately assumed by the acquirer, the Committee shall have the authority to devise (i) procedures allowing for the exercise of options contingent upon the consummation of the Change of Control, (ii) procedures providing for the payment to an optionee of cash in lieu of such exercise, contingent upon the consummation of the Change of Control, in an amount equal to the difference between the exercise price and the fair value of any consideration being received by the holders of Common Stock pursuant to such Change of Control, or (iii) any other procedures the Committee determines to be appropriate.

(e) For purposes of this Plan, a "Change of Control" shall mean:

(i) the purchase or acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote in the election of directors;

(ii) the consummation of (A) any reorganization, merger, consolidation or similar transaction involving the Company, other than a reorganization, merger, consolidation or similar transaction in which the Company's shareholders immediately prior to such transaction own more than 50% of the combined voting power entitled to vote in the election of directors of the surviving corporation, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (C) the liquidation or dissolution of the Company; or

(iii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board.

10. Termination of Employment.

(a) Any option granted hereunder must be exercised prior to the optionee's termination of employment with the Company, a subsidiary or any affiliate, except as expressly set forth in this Section 10 or in Section 11.

(b) If the employment of an optionee terminates with the consent and approval of the optionee's employer, the Committee in its absolute discretion may permit the optionee to exercise the option, to the extent that the optionee was entitled to exercise it at the date of such termination of employment, at any time within three (3) months after such termination, but not after the expiration of the term of the option. In addition, in the event the Company, a subsidiary or an affiliate divests itself of all its interest in a subsidiary or an affiliate, all outstanding options held by an optionee employed by such divested subsidiary or affiliate may be exercised by such optionee at any time within three (3) months after such divestiture, but not after the expiration of the terms of the options. In addition, all outstanding options held by an optionee who terminates employment on account of retirement (as determined by the Committee), other than options granted during the twelve (12)-month period immediately preceding the date of such retirement, shall be fully exercisable at any time within five (5) years after such retirement, but not after the expiration of the terms of the options.

(c) Options granted under the Plan shall not be affected by any change of employment so long as the optionee continues to be an employee of the Company or a subsidiary thereof or, in the case of SARs or options which are not Incentive Stock Options, an affiliate of the Company. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiary or affiliate, or interfere in any way with the right of the Company or any subsidiary or affiliate thereof to terminate his or her employment at any time.

11. Death and Disability.

(a) In the event of the death of an optionee under the Plan while he or she is employed by the Company, or a subsidiary or affiliate of the Company, the options held by the optionee at death shall become fully vested immediately and may be exercised by a legatee or legatees under the optionee's last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after the expiration of the terms of the options. In the event of the death of an optionee within three months after termination of employment (or within one (1) year thereafter in the case of the termination of an optionee who is disabled as below provided or within five (5) years thereafter in the case of termination of employment on account of retirement, as provided in Section 10 above) the option or SAR theretofore granted may be exercised, to the extent exercisable at the date of death, by a legatee or legatees under the optionee's last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after the expiration of the terms of the options.

(b) If the optionee terminates employment on account of disability, the options held by the optionee shall become fully vested and may be exercised by the optionee (or a representative) at any time within a period of one (1) year after the determination of disability but not after the expiration of the terms of the options. For this purpose, a person shall be deemed to be disabled if he or she is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, means that he or she is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of not less than twelve (12) months. A person shall be considered disabled only if he or she furnishes such proof of disability as the Committee may require.

12. Non-Transferability of Options. Each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of an optionee, only by such optionee; provided, however, that the Committee may, in its sole discretion, permit an optionee to transfer a non-qualified stock option, or cause the Company to grant a non-qualified stock option that would otherwise be granted to a person described in Section 5 (an "Eligible Optionee"), to any one or more of the following: an Eligible Optionee's descendant, spouse, descendant of a spouse, spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing, or of such Eligible Optionee, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. Any such option so transferred or granted directly to the aforementioned persons, trusts or entities in respect of an Eligible Optionee shall be subject to the provisions of Section 10 concerning the exercisability during the Eligible Optionee's employment.

13. Successive Option Grants. Successive option grants may be made to any holder of options under the Plan.

14. Registration. Each option under the Plan shall be granted only on the condition that the Company maintain with the Securities and Exchange Commission a registration statement for all Common Stock that can be purchased thereunder. In the event that the Company fails to maintain a registration statement for this Common Stock, the right to purchase this Common Stock through the exercise of options granted under the Plan will be suspended immediately.

15. Stock Appreciation Rights.

(a) Grant. The Committee, in its discretion, may grant under the Plan a SAR for any number of shares. Each SAR granted shall specify a time period for exercise of such SAR, which shall not be more than ten (10) years from the date of grant. All SARs, other than an Acquisition SAR, must become exercisable over a period of three years or longer. The Committee may grant to an optionee an alternative SAR for all or any part of the number of shares covered by options. If an alternative SAR is granted, the SAR agreement shall specify the options in respect of which the alternative SAR is granted. Any subsequent exercise of specified options by the holder thereof shall reduce the alternative SAR by the same number of shares as to which the options are exercised. Any exercise of the alternative SAR shall reduce the holder's specified options by the same number of shares as to which the SAR is exercised. An alternative SAR granted to an option holder shall specify a time period for exercise of such SAR, which time period may not extend beyond, but may be less than, the time period during which the corresponding options may be exercised (subject to the three-year minimum provided above). The failure of the holder of the alternative SAR to exercise such SAR within the time period specified shall not reduce the holder's option rights. The Committee may later grant to the holder of an option that is not an Incentive Stock Option an alternative SAR covering all or a portion of such shares, provided, however, that the aggregate amount of all shares covered by an alternative SAR held by an option holder shall at no time exceed the total number of shares covered by such holder's unexercised options.

(b) Exercise. A SAR shall be exercised by the delivery to the Company of a written notice which shall state that the individual elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR award amount (hereinafter defined) the holder thereof requests be paid in cash and what portion, if any, the holder requests be paid in Common Stock of the Company. The Company shall promptly pay to such holder the SAR award amount in such proportion. The SAR award amount is (i) the excess of the price of one share of the Company's Common Stock on the date of exercise over (A) the per share price of the Company's Common Stock on the date the SAR was granted or (B) in the case of an alternative SAR, the per share option price for the option in respect of which the alternative SAR was granted multiplied by (ii) the number of shares as to which the SAR is exercised. For the purposes hereof the price of one share of the Company's Common Stock on the date of exercise and on the date of the grant shall be the closing price of the Company's Common Stock on the New York Stock Exchange Composite Tape on such respective dates provided that the Committee may adopt any other criterion for the determination of such price as it may determine to be appropriate.

(c) Other Provisions of Plan Applicable. All provisions of the Plan applicable to options granted hereunder shall apply with equal effect to SARs. Not in limitation of the prior sentence, it is expressly provided that no SAR shall be transferable otherwise than by will or the laws of descent and distribution, and a SAR may be exercised during the lifetime of the holder thereof only by such holder, except as provided in Section 12 for options. Further, and not in limitation of the first sentence of this Section 15(c), in the event of a Change of Control, the SARs shall be treated in the same fashion as options under Section 9, and in the event of termination, death or disability, SARs shall be treated in the same fashion as options under Sections 10 and 11.

16. Adjustments upon Changes in Capitalization or Corporate Acquisitions. Notwithstanding any other provisions of the Plan, options and SARs shall be amended as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option or SAR, the option prices and SAR exercise amounts in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options and SARs may be granted to any individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company, a subsidiary or an affiliate, enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant options or SARs to employees or former employees of such corporation in substitution of options or SARs previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

17. Amendment and Termination; No Dividend Equivalents; No Repricing.

(a) Amendment and Termination. The Board or the Committee may at any time terminate the Plan or make such modifications of the Plan as they shall deem advisable; provided, however, that the Board or the Committee may not, without further approval by the holders of Common Stock, make any modifications which, by applicable law or rule, require such approval. No termination or amendment of the Plan may, without the consent of the optionee to whom any option or SAR shall theretofore have been granted, adversely affect the rights of such optionee under such option or SAR.

(b) No Dividend Equivalents. In no event shall the Plan or any award hereunder provide that dividend equivalents or any similar cash payments be made with respect to any Options or SARs granted under this Plan.

(c) No Repricing. Without prior shareholder approval, in no event (other than as provided under Section 16) shall (i) the Plan or any award be amended or adjusted to reduce the exercise price of any outstanding Option or SAR, (ii) outstanding Options or SARS be canceled in exchange for either (x) Options or SARs with a lower exercise price or (y) any other equity or non-equity plan award, or (iii) the Company repurchase any Option or SAR which has an exercise price less than the then current fair market value of the Common Stock.

18. Effectiveness of the Plan. The Plan will become effective upon the approval and adoption by the Board of Directors of the Company on November 2, 2010, subject to approval of the Plan by the stockholders of the Company within twelve (12) months after such date. Options and SARs may be granted before such stockholder approval (but may not be exercisable before such approval), and if such approval is not obtained, this Plan and such options and SARs shall be void and of no force or effect.

19. Time of Granting of Options or SARs. An option or SAR grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, or the CEO, as the case may be, makes an award of an option or SAR to an eligible employee of the Company or one of its subsidiaries or affiliates, provided that such option or SAR is evidenced by a written option or SAR agreement duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the Committee or CEO action.

20. Term of Plan. The Plan shall terminate ten (10) years after the date on which it was initially approved and adopted by the Board as set forth under Section 18 and no option or SAR shall be granted hereunder after the expiration of such ten-year period. Options or SARs outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

21. Code Section 409A. The options and SARs granted under this Plan are intended to be exempt from the requirements of Code Section 409A, and the Plan and all awards hereunder shall be interpreted consistent with this intent.

22. Governing Law. To the extent that Federal law does not otherwise control, the Plan shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to the conflict of laws rules thereof.

23. Incentive Stock Options. The Company shall not be liable to a participant or other person if it is determined for any reason by the Internal Revenue Service, any court having jurisdiction, or any other entity that any options intended to meet the requirements to qualify as Incentive Stock Options are not incentive stock options as defined in Code Section 422.